Exhibit 99.1
Forward-Looking Statements This presentation contains "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in this presentation. The forward- looking statements include, but are not limited to, statements regarding the Company's financial performance, leverage and debt service, operations, management and expected results from measures to reduce costs and increase revenues. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect the Company's business, particularly those mentioned in the risk factors set forth in the Company's public filings with the Securities and Exchange Commission.

New management team Effective March 18th, Tim Maland was appointed as interim Chief Operating Officer of Inn of the Mountain Gods Resort and Casino (the "Company") Tim Maland brings extensive experience in gaming and hotel operations, having served in senior management positions for a number of gaming companies President of Reno Hilton Hotel and Casino, a Harrah's property (2001 to 2006) Senior Vice President in the Gaming Division of Playboy Enterprises in Las Vegas Chief Financial Officer of Caesars Palace in Las Vegas Most recently served as Director of Nevada Commission on Tourism Tim Maland will report directly to the Management Board and will work closely with Bill Warner and his team to implement operational improvements In addition, Scott Bean was appointed as the Company's Director of Marketing Previous positions include Director of Marketing for Sante Fe Hotel & Casino, Director of Casino Marketing at the Peppermill Hotel Casino in Reno and Casino Marketing Analyst at the Mirage Hotel & Casino Scott Bean will report directly to Tim Maland

Warner Gaming overview On February 13, 2009, the Company entered into a consulting agreement with Warner Gaming Bill Warner is an experienced gaming operator with over 15 years of gaming experience Integral to the growth of Station Casinos from a single property to 16 casinos, serving in various roles including Chief Development Officer, Vice President of Finance and Chief Operating Officer As the Chief Operating Officer of Station Casinos, Warner helped the company achieve record numbers in 2005 and 2006, posting revenues of $1.1 billion and $1.3 billion respectively across the Station family brands As of year end 2007, Station Casinos operated approximately 26,000 slot machines, approximately 500 table games and approximately 4,000 hotel rooms As of year end 2007, Station employed approximately 14,000 team members and appeared in the Fortune 100 "Best Company to Work For" list in 2005, 2006 and 2007

Warner Gaming overview (cont'd) Warner Gaming's team brings a diverse set of skills spanning the breadth of hotel and casino operations (1) Eastern Division of Casino Management Association.

Warner Gaming areas of focus Entered into a consulting agreement, which is to be replaced by a five-year management agreement upon receipt of regulatory approval Warner Gaming will evaluate and make recommendations with respect to a number of operating areas Gaming operations and related marketing Non-gaming marketing programs Hotel and other operations Food and beverage operations Human resources Finance and accounting Over the past two months, Warner Gaming has conducted significant diligence on the Company and has presented initial recommendations to the Management Board The Management Board and management have reviewed the initial recommendations from Warner and have already taken steps to implement certain measures

Opportunities for improvement Warner Gaming is evaluating opportunities to lower costs as well as enhance the top line Completing a detailed review of the Company's cost structure to identify areas of potential cost savings Many of the opportunities to reduce costs relate to payroll related costs as employee related expenses represent the Company's single largest cost item Headcount and number of hours worked are being reviewed Employee benefits are also under review, including an analysis of the Company's benefits vs. competitors Completing an in-depth review of operations to determine how to enhance revenues and profitability Rigorous analysis of the Company's current marketing efforts Evaluating opportunities to optimize casino operations, including game mix, table game limits and staffing The Management Board has recently approved many of Warner Gaming's recommendations Initiatives will be used to offset expected declines due to difficult economic conditions

Mescalero Apache Tribe Tribal distributions are utilized to pay for essential government services for the Mescalero Apache Tribe (the “Tribe”) As owners of the Company, the Tribe is very focused on the current situation and takes its obligation to bondholders seriously 95% of the Tribe’s Government funding is derived from the Company. This funding provides for critical government functions Historically the only dividends given to individual tribal members have been small distributions at three annual events: July Feast, Back-to-School and Christmas In 2008 the Tribe suspended July Feast and Back-to-School distributions and reduced the Christmas payments to $100 per member • 4,100 Tribal members served High poverty level on reservation Implemented a “bare bones” budget Current use of funds include elder care, Tribal administration, fire rescue, child care, Tribal court, waste water treatment and burial programs Tribe has scaled back expenditures, including the elimination of scholarships, school bus program (400 students no longer served), 401K match for Tribal employees, saw mill subsidies (closed down facility)